    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1997



                                                      REGISTRATION NO. 333-37719

================================================================================
SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                           HERMES EUROPE RAILTEL B.V.
             (Exact name of registrant as specified in its charter)

          NETHERLANDS                       4813                           NONE
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Numbers)

                              TERHULPSESTEENWEG 6A
                            1560 HOEILAART, BELGIUM
                                 (322) 658-5200
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive officers)
                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                               NEW YORK, NY 10019
                                 (212) 664-1666
              (Name, address, including ZIP, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                    Copy to:
                          JOHN D. MORRISON, JR., ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                    PROPOSED
                                                    MAXIMUM         PROPOSED        AMOUNT OF
     TITLE OF EACH CLASS OF       AMOUNT TO BE   OFFERING PRICE MAXIMUM AGGREGATE   REGISTRATION
  SECURITIES TO BE REGISTERED      REGISTERED       PER NOTE     OFFERING PRICE       FEE(1)
-------------------------------------------------------------------------------------------------
11 1/2% Senior Exchange Notes
  Due 2007......................   $265,000,000      $1,000       $265,000,000      $80,303.03
=================================================================================================

(1) The registration fee was calculated, pursuant to Rule 457(f), as one-thirty-third of one percent of $265,000,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Dutch Company Law ("Netherlands Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


      (A)      EXHIBITS.

     3.1*  --  Deed of Incorporation and Articles of Association, as amended to date
     4.1*  --  Form of Outstanding Note (contained in Indenture filed as Exhibit 4.3)
     4.2*  --  Form of Exchange Note (contained in Indenture filed as Exhibit 4.3)
     4.3*  --  Indenture, dated August 19, 1997, among the Company, Global TeleSystems Group,
               Inc. and The Bank of New York, as Trustee
     4.4*  --  Registration Rights Agreement, dated August 19, 1997, between the Company and
               Donaldson, Lufkin & Jenrette Securities Corporation, UBS Securities LLC and
               Lehman Brothers Inc.
     4.5*  --  Escrow Agreement, dated August 19, 1997, among the Company and The Bank of New
               York, as Trustee and as Escrow Agent
     5.1** --  Opinion of Shearman & Sterling regarding the legality of the securities being registered
     5.2** --  Opinion of Loeff Claeys Verbeke
     8.1** --  Opinion of Shearman & Sterling regarding tax matters
    10.1** --  Shareholders Agreement, dated as of July   , 1997, among the Company,
               GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB Swed Carrier
    10.2*  --  Employment Agreement, dated as of January 3, 1995, between SFMT, Inc. and Jan
               Loeber
    10.3*  --  Employment Agreement, dated as of January 3, 1995, between SFMT, Inc. and
               Gerard Caccappolo
    10.4*  --  Employment Agreement, dated as of January 1, 1996, between GTS Group, Inc. and
               Bruce Rudy
    10.5*  --  Employment Agreement between the Company and Peter Magnus
    10.6*  --  Employment Agreement, dated as of September 26, 1995, between the Company and
               J.A. Shearing
    10.7*  --  License, dated December 18, 1996, granted by the Secretary of State for Trade and Industry relating to the United Kingdom
    10.8** --  Registration, dated July 26, 1996, granted by IBPT relating to Belgium
    10.9** --  Authorization Letter, dated August 1, 1996, granted by Hoofdirectie
               Telecommunicate & Post relating to the Netherlands
    10.10**--  License, dated May 28, 1997, granted by BMPT relating to Germany
    10.11+ --  Agreement, dated April 1, 1997, between Eastern Group Telecoms Limited and the
               Company
    10.12+ --  Agreement, dated January 16, 1997, between SNCB/NMBS and the Company
    10.13+ --  Agreement, dated February 3, 1997, between SANEF and the Company
    12.1*  --  Statements re computation of deficiency of earnings to fixed charges
    21.1*  --  List of Subsidiaries
    23.1*  --  Consent of Ernst & Young LLP
    23.2** --  Consent of Shearman & Sterling (included in its opinion filed as Exhibit 5.1)
    24.1*  --  Powers of Attorney (included on the signature pages of this Registration
               Statement)
    25.1*  --  Statement of Eligibility of The Bank of New York on Form T-1
    27.1*  --  Financial Data Schedule for 1996
    27.2*  --  Financial Data Schedule for Second Quarter 1997
    99.1** --  Form of Letter of Transmittal
    99.2** --  Form of Notice of Guaranteed Delivery


---------------

 * Previously filed.


** To be filed by amendment.


 + Confidential material has been redacted and filed separately with the Securities and Exchange Commission.

      (B)  FINANCIAL STATEMENT SCHEDULES.

     (1) Financial Statements

     The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1.

     (2) Schedules

     The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 "Indemnification of Directors and Officers," above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the paying by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Hermes Europe Railtel B.V. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoeilaart, Belgium, on October 24, 1997.


                                          HERMES EUROPE RAILTEL B.V.

                                          By: /s/      Jan Loeber
                                            ------------------------------------
                                                         JAN LOEBER
                                                     Managing Director


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on October 24, 1997.


                Signature                                          TITLE
------------------------------------------    -----------------------------------------------
              /s/ Jan Loeber                  Managing Director (Principal Executive Officer)
------------------------------------------
               (Jan Loeber)

                    *                         Corporate Financial Director -- Chief Financial
------------------------------------------      Officer (Principal Financial and Accounting
              (Peter Magnus)                    Officer)

                    *                         Member of Board of Supervisory Directors
------------------------------------------
            (Gerald W. Thames)

                    *                         Member of Board of Supervisory Directors
------------------------------------------
          (Bernard J. McFadden)

                    *                         Member of Board of Supervisory Directors
------------------------------------------
          (Lars Stig M. Larsson)

                    *                         Member of Board of Supervisory Directors
------------------------------------------
             (Svend Laursen)

              /s/ Jan Loeber                  Member of Board of Managing Directors
------------------------------------------
             GTS-Hermes, Inc.
              By Jan Loeber,
 Senior Vice President and Representative

---------------

* By power of attorney.

                                 EXHIBIT INDEX



                                                                                     SEQUENTIALLY
     EXHIBIT                                                                           NUMBERED
      NUMBER                              DESCRIPTION                                    PAGE
    ---------- ------------------------------------------------------------------    ------------
     3.1*  --  Deed of Incorporation and Articles of Association, as amended to date
     4.1*  --  Form of Outstanding Note (contained in Indenture filed as Exhibit
               4.3)
     4.2*  --  Form of Exchange Note (contained in Indenture filed as Exhibit
               4.3)
     4.3*  --  Indenture, dated August 19, 1997, among the Company, Global
               TeleSystems Group, Inc. and The Bank of New York, as Trustee
     4.4*  --  Registration Rights Agreement, dated August 19, 1997, between the
               Company and Donaldson, Lufkin & Jenrette Securities Corporation,
               UBS Securities LLC and Lehman Brothers Inc.
     4.5*  --  Escrow Agreement, dated August 19, 1997, among the Company and The
               Bank of New York, as Trustee and as Escrow Agent
     5.1** --  Opinion of Shearman & Sterling regarding the legality of the securities being registered
     5.2** --  Opinion of Loeff Claeys Verbeke
     8.1** --  Opinion of Shearman & Sterling regarding tax matters
    10.1** --  Shareholders Agreement, dated as of July   , 1997, among the
               Company, GTS-Hermes Inc., HIT Rail B.V., SNCB/NMBS and AB Swed
               Carrier
    10.2*  --  Employment Agreement, dated as of January 3, 1995, between SFMT,
               Inc. and Jan Loeber
    10.3*  --  Employment Agreement, dated as of January 3, 1995, between SFMT,
               Inc. and Gerard Caccappolo
    10.4*  --  Employment Agreement, dated as of January 1, 1996, between GTS
               Group, Inc. and Bruce Rudy
    10.5*  --  Employment Agreement between the Company and Peter Magnus
    10.6*  --  Employment Agreement, dated as of September 26, 1995, between the
               Company and J.A. Shearing
    10.7*  --  License, dated December 18, 1996, granted by the Secretary of
               State for Trade and Industry relating to the United Kingdom
    10.8** --  Registration, dated July 26, 1996, granted by IBPT relating to
               Belgium
    10.9** --  Authorization Letter, dated August 1, 1996, granted by
               Hoofdirectie Telecommunicate & Post relating to the Netherlands
    10.10**--  License, dated May 28, 1997, granted by BMPT relating to Germany
    10.11+ --  Agreement, dated April 1, 1997, between Eastern Group Telecoms
               Limited and the Company
    10.12+ --  Agreement, dated January 16, 1997, between SNCB/NMBS and the
               Company
    10.13+ --  Agreement, dated February 3, 1997, between SANEF and the Company
    12.1*  --  Statements re computation of deficiency of earnings to fixed charges
    21.1*  --  List of Subsidiaries
    23.1*  --  Consent of Ernst & Young LLP
    23.2** --  Consent of Shearman & Sterling (included in its opinion filed as
               Exhibit 5.1)
    24.1*  --  Powers of Attorney (included on the signature pages of this
               Registration Statement)
    25.1*  --  Statement of Eligibility of The Bank of New York on Form T-1
    27.1*  --  Financial Data Schedule for 1996
    27.2*  --  Financial Data Schedule for Second Quarter 1997
    99.1** --  Form of Letter of Transmittal
    99.2** --  Form of Notice of Guaranteed Delivery


---------------

 * Previously filed.


** To be filed by amendment.


 + Confidential material has been redacted and filed separately with the Securities and Exchange Commission.